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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 6, 1996
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                           National Auto Credit, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                        1-11601                34-1816760
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(State of other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)

    30000 Aurora Road, Solon, Ohio                       44139
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code     (216) 349-1000
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

     National Auto Credit, Inc. (the Company) announced today that it had reached a proposed settlement of the previously disclosed class action lawsuit filed by former employees of the Company. The complaint was filed on June 15, 1992, in the United States District Court for the Northern District of California alleging that the Company's discontinued auto rental business violated certain sections of the California Labor Law, including those relating to the payment of overtime. The settlement is subject to court approval at a fairness hearing to be heard November 21, 1996, and to certain other procedural matters. Pursuant to the settlement, the Company has agreed to pay $5.4 million in damages, penalties and interest. Of this amount, $2.0 million has been accrued. As part of the settlement, the Company will also pay $1.2 million in plaintiff's attorneys' fees.


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  Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             NATIONAL AUTO CREDIT, INC.

                             By:       /s/ Robert J. Bronchetti
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                                      Robert J. Bronchetti
                                      President and Chief Executive
                                        Officer and Director

                                      /s/ Davida S. Howard
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                                      Davida S. Howard
                                      Vice President - Finance and Controller
                                       (Principal Financial and Accounting
                                       Officer)

Date:  November 6, 1996